SECOND AMENDMENT


          SECOND AMENDMENT, dated as of July 17, 1995 (this "Amendment"), among PHILLIPS-VAN HEUSEN CORPORATION (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as agent (in such capacity, the "Agent") for the Banks. All capitalized terms used herein and not otherwise defined shall have the meanings specified in the Credit Agreement referred to below.


                   W I T N E S S E T H :


          WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of December 16, 1993
(as modified, supplemented or amended prior to the date hereof, the "Credit Agreement");

          WHEREAS, the Borrower is negotiating with Pyramid Sportswear AB (the "Company"), the Gant licensee in Europe, Japan and other countries outside the United States, to make an equity investment of up to $10 million for up to a 25% interest in the Company (or its controlling entity, Pyramid Partners AB);

          WHEREAS, such equity investment is presently prohibited by Section 8.03 of the Credit Agreement, and the Borrower has requested that the Banks agree to amend the Credit Agreement to permit such investment;

          WHEREAS, subject to the terms and conditions hereof, the Banks have agreed to amend the Credit Agreement as set forth herein to permit such investment;

          NOW, THEREFORE, in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Section 8.03 of the Credit Agreement is hereby amended by (a) deleting the word "and" appearing at the end of clause (viii) thereof and (b) deleting clause (ix) thereof and inserting in lieu thereof the following clauses (ix) and
(x):

          "(ix) the Borrower and/or its Subsidiaries may make an equity investment of up to $10,000,000 for up to a 25% interest in Pyramid Sportswear AB (or its controlling entity,Pyramid Partners AB); and

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          (x)  Investments not otherwise permitted by the
     foregoing clauses (i) through (ix) above, provided that the aggregate outstanding amount of Investments made pursuant to this clause (x) shall not exceed $5,000,000 at any time."

          2. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Borrower and the Required Banks shall have executed and delivered a counterpart of this Amendment.

          3. Except as expressly amended hereby, the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect.

          4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          5.  THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE
STATE OF NEW YORK.


          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                         PHILLIPS-VAN HEUSEN CORPORATION



                         By
                           Title:


                         BANKERS TRUST COMPANY,
                           Individually, and as Agent


                         By
                           Title:

                         THE CHASE MANHATTAN BANK, N.A.



                         By
                           Title:


                         CITIBANK, N.A.



                         By
                           Title:


                         THE BANK OF NEW YORK



                         By
                           Title:


                         CHEMICAL BANK



                         By
                           Title:



                         THE FIRST NATIONAL BANK OF BOSTON



                         By
                           Title:



                         CIBC, INC.



                         By
                           Title:

                         UNION BANK



                         By
                           Title: